As filed with the Securities and Exchange Commission on May 29, 2009
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA XD PLASTICS COMAPNY LIMITED
 (Exact name of Registrant as specified in its charter)

Nevada	04-3836208
(State of Incorporation)	(I.R.S. Employer Identification No.)

No. 9 Qinling Road
Yingbin Road Centralized Industrial Park
Harbin Development Zone
Heilongjiang, P.R. China
(Address, including zip code, of Registrant's principal executive offices)

2009 STOCK OPTION/STOCK ISSUANCE PLAN
 (Full title of the plans)

Kim Sharpe
ISL, Inc.
10 Bodie Drive
Carson City, NV  89706
(880) 346-4646
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Mark Crone, Esq.
The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
(415) 955-8900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.0001 par value to be issued under Registrant's 2009 Stock Option/Stock Issuance Plan	7,800,000 shares	$2.75	$21,450,000	$1,197

(1)

Amount of securities to be registered are computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under the 2009 Stock Option/Stock Issuance Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the OTC Bulletin Board on ____________, 2009.

(3)
The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $55.80 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

CHINA XD PLASTICS COMPANY LIMITED
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQURIED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this registration statement omits the information specified in Part I of From S-8. The documents containing the information specified in Part I of this registration statement has been sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 23, 2009.

2.     The Registrant’s Quarterly Report on Form 10-Q for the 3 month period ended March 31, 2009, filed with the Commission on May 13, 2009.

3.     The Registrant’s Current Reports on Form 8-K as filed with the SEC on December 31, 2008, February 5, 2009, February 27, 2009 and May 1, 2009.

    4.     The Registrant’s Current Reports on Form 8-K/A filed on January 30, 2009; and

    5.     The description of the Company’s common stock, $0.0001 per value (the "Common Stock"), set forth under the caption "Description of  Securities" in the Company’s Current Report on Form 8-K filed December 31, 2008.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The only statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of the Company is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

A.  Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes offer limitation of liability protection for officers and directors, indemnification protection of officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance to protect directors, officers, employees and agents.  They generally provide that:

(a)  a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)  a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

B.  Article IV of the Company's articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of the Company shall be entitled to indemnification from the Company for acts and omissions taking place in connection with their activities in such capacities.

C.  Article X of the Company's by-laws provides indemnification rights to the Company's officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

D.  The Company has been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persona pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E.  At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that my result in claims for indemnification.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Document
4.1	Registrant’s 2009 Stock Option/ Stock Issuance Plan

5.1	Opinion of The Crone Law Group, as to legality of securities being registered

23.1	Consent of Bagell Josephs, Levine & Company, LLC, Independent Auditors

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement–notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however , that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus field pursuant to Rule 424(b) that is a part of this Registration Statement;

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, China XD Plastics Company Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of May, 2009.

China XD Plastics Company Limited

B	/s/ Jie Han
Jie Han Chief Executive Officer (Principal Executive Officer)

/s/ Taylor Zhang
Taylor Zhang Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jie Han, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jie Han Jie Han	Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Director)	May 29, 2009
/s/ Taylor Zhang Taylor Zhang	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 29, 2009
/s/Qingwei Ma Qingwei Ma	Director	May 29, 2009
/s/ Lawrence Leighton Lawrence Leighton	Director	May 29, 2009
/s/ Cosimo Patti Cosimo Patti	Director	May 29, 2009
/s/ Linyuan Zhai Linyuan Zhai	Director	May 29, 2009
/s/ Yong Jin Yong Jin	Director	May 29, 2009

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	Registrant’s 2009 Stock Option/ Stock Issuance Plan

5.1	Opinion of The Crone Law Group, as to legality of securities being registered

23.1	Consent of Bagell Josephs, Levine & Company, LLC, Independent Auditors

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)